SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported): April 16, 2003

CHARTER ONE FINANCIAL, INC

(Exact name of registrant as specified in its charter)

Delaware	001-15495	34-1567092

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1215 Superior Avenue, Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)

(216) 566-5300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since report)

ITEM 7.    Financial Statements and Exhibits

     (c) Exhibits

           99.1 Press Release dated April 16, 2003.

ITEM 9.    Regulations FD Disclosure (Information Furnished in this Item 9 is Furnished under Item 12)

       On April 16, 2003, the Registrant issued its earnings release for the quarterly period ended March 31, 2003. The earnings release is attached to this report as Exhibit 99.1, which is incorporated herein by reference.

       This information furnished under this “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Disclosure of Results of Operations and Financial Condition.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARTER ONE FINANCIAL, INC.

Date: April 16, 2003	By: /s/ Robert J. Vana Robert J. Vana Senior Vice President, Chief Corporate Counsel and Corporate Secretary